Exhibit 99.1

CONTACT:
The Fashion House, Inc. Jennifer Hinkle 323-939-3031	FOR IMMEDIATE RELEASE
FASHION HOUSE REPORTS 2006 THIRD QUARTER RESULTS
(LOS ANGELES) October 11, 2006 – The Fashion House, Inc., the wholly-owned subsidiary of The Fashion House Holdings, Inc. (OTC BB: FHHI), today reported preliminary sales results for the third quarter ended September 30, 2006.
Net sales during the third quarter of 2006 rose to $3.3 million from $0.5 million reported in the same period a year ago. For the nine months ending September 30, net sales reached $6.0 million compared to $1.2 million for the same period in 2005.
During the quarter, The Fashion House made their first deliveries of shoes under the Isaac Isaac Mizrahi, Oscar by Oscar de la Renta and Blass Bill Blass labels. The company also delivered shoes from O Oscar, an Oscar de la Renta Company and tyler. Richard Tyler.
The company expects to report a continued operating loss for the third quarter of 2006 and the nine months ended September 30, 2006 when its complete financial results are reported.
“We are encouraged that our hard work will pay off as we develop our licenses and grow our revenue,” said John Hanna, president and chief executive officer.
About The Fashion House, Inc.
The Fashion House is a design-driven footwear company that harnesses the established value of the world’s most successful brands to bring quality women’s footwear and glamour to the mass market through top department stores and other major retail channels. The Fashion House designs, manufactures, and licenses women’s designer footwear for high-profile designer brands. The Company has signed exclusive worldwide licensing agreements with a number of global fashion industry leaders including Bill Blass, Oscar de la Renta, Richard Tyler and Isaac Mizrahi, to develop and design footwear product lines that bear these valuable brand names. The Fashion House actively pursues new business opportunities and continued growth in a strategy of acquisitions of sustainable niche brands, optimal penetration of existing sales channels and the expansion of Web-based and other traditional catalog operations. For additional information about our company, visit www.thefashionhouseinc.com.
Forward-Looking Statements
This news release contains “forward-looking statements.” The Company intends forward looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “could,” “anticipates,” “plans” or similar expressions to identify forward-looking statements. All statements in this news release that are not statements of historical fact, including the statements that additional growth is expected, that additional designer licenses are intended to be obtained, that we hope to continue to grow our business by establishing new partnerships with prominent brands in the fashion world, and we intend to expand our distribution, are forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company’s periodic reports filed with the United States Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements, and does not intend to do so. This document is not construed to be an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where such an offer would be illegal. No action is being solicited based upon this material. This document is for the general information of potential investors, partners and other interested parties. Opinions expressed are the Company’s current opinions as of the date appearing on this document. No representation is made that the information herein is accurate, or reliable or complete. In fact, readers of this press release are expressly cautioned that the information referenced herein is incomplete because comprehensive disclosures on The Fashion House, Inc., or its parent company The Fashion House Holdings, Inc., including audited financial statements, have not yet been made. e-mail: info@thefashionhouseinc.com 6310 San Vicente Blvd #330 Los Angeles, CA 90048